EXHIBIT 10.2

                      AGREEMENT AND RIGHT OF FIRST REFUSAL
                           REGARDING PURCHASE OF STOCK


     This AGREEMENT AND RIGHT OF FIRST REFUSAL REGARDING PURCHASE OF STOCK (this "Agreement") is made and entered into as of the 18th day of December, 1997, by and between PERSONNEL MANAGEMENT, INC., an Indiana corporation (the "Corporation"), and DON R. TAYLOR ("Taylor").

                                    RECITALS

         A. Taylor is employed by the Corporation as its Chief Executive Officer and is the sole owner of all of the issued and outstanding shares of capital stock of JBD Real Estate, Inc., an Indiana corporation ("JBD"). JBD owns four parcels of improved real estate, one parcel located in each of Columbus, Franklin, Rushville and Shelbyville, Indiana (collectively, the "JBD Real Estate"), which parcels are currently leased to the Corporation for use as branch offices of the Corporation.

         B. The Corporation and Taylor desire and intend that all shares of the capital stock of JBD which Taylor now owns or subsequently may acquire (the "JBD Shares") be purchased by the Corporation upon the occurrence of certain events and that the Corporation have a right of first refusal to purchase the JBD Shares in the event Taylor intends to sell the JBD Shares.

         C. The Corporation and Taylor have determined that it is in their mutual best interests to restrict the transfer, and to provide for the purchase and sale, of the JBD Shares as provided herein.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and undertakings contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and Taylor agree as follows:

         1. Section Restrictions Relating to JBD Shares. Except as is otherwise provided in this Agreement, Taylor may not voluntarily or involuntarily sell, assign, exchange, convey, transfer by gift or otherwise, encumber, pledge, distribute, appoint or otherwise dispose of in any manner (any and all such events being collectively sometimes referred to herein as a "transfer") any JBD Shares, or any interest therein, in whole or in part, and any such transfer or attempted transfer shall be void ab initio and shall be wholly ineffective for any purpose. Additionally, Taylor shall not cause or permit any additional shares of capital stock or other securities of JBD to be issued to anyone other than himself. In the event of an involuntary transfer of any JBD Shares to any person pursuant to a judicial order or decree or otherwise by operation of law notwithstanding the foregoing prohibition against any such transfer, the provisions of this Agreement shall continue to be applicable to such JBD Shares in the hands of the transferee thereof and such transferee's successors and assigns.

         Section 2. Permitted Sale of JBD Shares. Subject to the provisions of this Section, Taylor may sell the JBD Shares in a bona fide sales transaction as provided in this Section. If at any time during the term of this Agreement Taylor receives and desires to accept a bona fide written offer (the "Offer") to purchase all (but not less than all) of the JBD Shares from an offeror that is an unrelated and unaffiliated party (the "Proposed Transferee"), Taylor shall comply with the provisions of this Section and the Corporation shall have a right of first refusal (or option) to purchase such JBD Shares that shall be exercisable as follows:

                  (a) Taylor shall give written notice (the "Notice") to the Corporation of his intent to sell all of the JBD Shares, which Notice shall be given in the manner provided in Section 10. Taylor shall include in and/or with the Notice a copy of the Offer, the name and address of the Proposed Transferee, the proposed sales price, and all other terms and conditions of such proposed sale of the JBD Shares.

                  (b) The Corporation shall have the option to purchase all, but not less than all, of the JBD Shares at a price equal to the proposed sales price pursuant to the Offer. The Corporation's option shall expire upon the earlier of (i) sixty (60) days following the Corporation's receipt of the Notice or (ii) the earlier receipt by Taylor of written notice from the Corporation that it has decided not to exercise its option to purchase pursuant to this Section.

                  (c) For purposes of this Section, an option may be exercised only by giving written notice of such exercise to Taylor in accordance with the requirements of Section 10. Such notice to Taylor must be given within the applicable time provided above for the exercise of such option. A sale of the JBD Shares pursuant to the exercise of the Corporation's option under this Section shall be consummated within the period of time set forth in Section 5, with payment of the purchase price for such JBD Shares to be made in cash pursuant to Section 6 or, at the Corporation's option, in the manner provided in the Offer.

                  (d) If the Corporation fails to exercise its option to purchase the JBD Shares, then Taylor may sell the JBD Shares to the Proposed Transferee referred to in the Notice, subject to the following conditions and limitations:

                    (i) such  sale may be made only to the  Proposed  Transferee and at the price and upon the terms and conditions included in and/or with the Offer and the Notice; and

                    (ii) such sale may be made only within ninety (90) days following the expiration of the Corporation's option to purchase under this Section.

         Section 3. Sale Upon Triggering Events. Upon the occurrence of a Triggering Event as defined in this Section, Taylor (or his involuntary transferee) shall sell and the Corporation shall purchase all of the JBD Shares at the purchase price (as hereinafter defined) determined in accordance with
Section 4 of, and upon the other terms and conditions as provided in, this Agreement. For purposes of this Agreement, each of the following is a "Triggering Event":

                    (a) Taylor's  employment by the  Corporation  terminates for any reason including, but not limited to, Taylor's disability or death.

                    (b) Following a "Change of Control of the Corporation" as defined hereinbelow, the Corporation ceases leasing or occupying one or more parcels of the JBD Real Estate. For purposes of this Agreement, a "Change of Control of the Corporation" shall be deemed to have occurred if, after the date of this Agreement, either:

                         (i) there shall have been consummated (1) any reorganization, consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock shall have been converted into cash, securities or other property, or (2) any sale, lease, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Corporation and its consolidated subsidiaries unless, following such reorganization, merger, consolidation, or transfer of assets:

                         (A) more than 60 percent of the then outstanding shares
                    of common stock of the Corporation resulting from such reorganization, merger or consolidation (or of the corporation receiving the transferred assets) (the "Continuing Corporation") and of the then outstanding voting securities of the Continuing Corporation entitled to vote generally in the election of Directors are then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Corporation and of the outstanding voting securities of the Corporation entitled to vote generally in the election of Directors immediately prior to such reorganization, merger, consolidation or transfer of assets in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or transfer of assets, of the outstanding shares of common stock of the Corporation and of the outstanding voting securities of the Corporation,

                         (B) no "person" (as that term is used in Sections 13(d)
                    and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (excluding (1) the Corporation, (2) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled, directly or indirectly, by the
                    Corporation or the Continuing Corporation and (3) any "person" beneficially owning, immediately prior to such reorganization, merger, consolidation or transfer of assets, directly or indirectly, 20 percent or more of the outstanding shares of common stock of the Corporation or the outstanding voting securities of the Corporation) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the Continuing Corporation or of the combined voting power of the then outstanding voting securities of the Continuing Corporation entitled to vote generally in the election of Directors, and

                         (C) at least a majority  of the members of the Board of
                    Directors of the Continuing Corporation were members of the Board of Directors of the Corporation at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or transfer of assets;

                         (ii) any "person" or "group" of persons (as those terms
                    are used in Sections 13(d) and 14(d)(2) of the Exchange Act, and Regulations 13D-G and 14D thereunder) shall have become the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of Directors (excluding (i) the Corporation, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled, directly or indirectly, by the Corporation, (iii) any "person" who, on the date of this Agreement, is the "beneficial owner", directly or indirectly, of 20 percent or more of the Corporation's outstanding common stock, and (iv) any "group" of persons that includes Taylor); or

                         (iii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Corporation at the beginning of such period cease for any reason to constitute at least a majority thereof, excluding individuals whose election, or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period, unless, for this purpose, any such new Director's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Corporation.

         Section 4.        Determination of Purchase Price.

                  (a) The purchase price for the JBD Shares purchased by the Corporation from Taylor upon the happening of a Triggering Event shall be the net book value of the JBD Shares as of the date of the Triggering Event (as determined in accordance with generally accepted accounting principles consistently applied), adjusted to reflect the fair market value (rather than the book value) of the JBD Real Estate on the date of the Triggering Event assuming, for purposes of determining such fair market value, the existence of a remaining five-year lease period by the Corporation at the then-current rental amount and terms (irrespective of the actual remaining lease period of the lease that may then be in effect) with respect to each parcel of the JBD Real Estate.

                  (b) The fair market value of the JBD Real Estate as of the date of a Triggering Event shall be an amount as mutually agreed by the Corporation and Taylor, or if they are unable to so agree such fair market value shall be determined by the appraisal process described in Sections 4(c) and 4(d).

                  (c) If the Corporation and Taylor are unable to reach agreement regarding the fair market value of the JBD Real Estate within twenty (20) days following the occurrence of the Triggering Event, they may select, by mutual agreement, a qualified appraiser or appraisers to determine such fair market value. If they have not agreed on the selection of such appraiser or appraisers within thirty (30) days following the occurrence of the Triggering Event, then at any time following the expiration of such thirty (30) day period the independent auditor of the Corporation may be requested by either the Corporation or Taylor to select, and shall promptly select and engage on behalf of the Corporation, one or more independent appraisers which, in such auditor's professional judgment, possesses suitable qualifications and expertise to appraise the fair market value of the JBD Real Estate.

                  (d) An appraiser or appraisers selected as provided herein shall be requested to complete such appraisal as promptly as is practicable and to provide a report of such appraisal to both the Corporation and Taylor. The fair market value of the JBD Real Estate, as determined, as the case may be, by the mutual agreement of the Corporation and Taylor, by the appraiser or appraisers selected by the Corporation and Taylor, or by the appraiser or appraisers selected by the Corporation's independent auditors, shall be binding on all parties. All fees and costs associated with the appraisal of the JBD Real Estate shall be paid by the Corporation.

         Section 5. Closing. Except as otherwise agreed in writing, the consummation of a purchase and sale of the JBD Shares pursuant to this Agreement (the "Closing") shall occur (i) not later that thirty (30) days following the Corporation's exercise of its option to purchase with respect to a sale under
Section 2, and (ii) not later than ninety (90) days following the occurrence of the Triggering Event (or as soon thereafter as the purchase price has been determined if a delay in the Closing is necessary in order to obtain an appraisal of the JBD Real Estate) with respect to a sale under Section 3. The Closing shall be held at the principal office of the Corporation in Greenwood, Indiana, or at such other place as may be agreed by the Corporation and Taylor.

         Section 6.        Actions at Closing.   At the Closing:

                  (a) The Corporation shall pay to Taylor the purchase price for the JBD Shares as determined pursuant to the applicable provisions of this Agreement.

                  (b) Taylor shall transfer the JBD Shares to the Corporation free and clear of all liens, security interests or other outstanding interests of any kind whatsoever, and shall deliver properly endorsed stock certificates and all other documents that the Corporation may reasonably require for the purpose of establishing Taylor's title to the JBD Shares and effecting the transfer of the JBD Shares to the Corporation.

                  (c) Both the Corporation and Taylor shall take or cause to be taken such other actions, and shall execute and deliver or shall cause to be executed and delivered such other documents, instruments and agreements, as shall be reasonably requested by the other party to effect compliance with the provisions of this Agreement and to complete the purchase and sale of the JBD Shares as provided herein.

         Section 7. Representations and Warranties of the Corporation. In order to induce Taylor to enter into this Agreement and to consummate the transactions contemplated hereby, the Corporation makes the following representations and warranties:

                  (a) The Corporation is duly organized and validly existing as a corporation under the laws of the State of Indiana and has full corporate power and authority to enter into and perform this Agreement.

                  (b) The execution of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Corporation.

                  (c) The Corporation has the power and authority to execute this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms. The Corporation is not a party to or subject to any agreement or other instrument or any law, rule or regulation which could prevent or hinder it from, or require any consent to, the execution of this Agreement or prevent or hinder its performance hereunder, except that the consent of KeyBank National Association is required under the Corporation's credit agreement with such bank.

         Section 8. Representations, Warranties and Covenants of Taylor. In order to induce the Corporation to enter into this Agreement and to consummate the transactions contemplated hereby, Taylor makes the following representations and warranties to, and covenants with, the Corporation as follows:

                  (a) JBD is a corporation duly organized and validly existing under the laws of the State of Indiana.

                  (b) The authorized capital stock of JBD consists of 10,000 shares of common stock, no par value per share, all of which are issued and outstanding. There are no preemptive, preferential or other rights to subscribe for shares of common stock of JBD and there are no outstanding options, warrants or any other rights of any description, contractual or otherwise, entitling any person or entity to be issued any class of security of JBD.

                  (c) Taylor is the President and sole shareholder of JBD and does and will continue to own 100 percent of the outstanding capital stock of JBD free and clear of all liens, security interests and encumbrances of any kind whatsoever, and Taylor has and shall continue to have an unrestricted right to sell and transfer the JBD Shares pursuant to this Agreement.

                  (d) Except for liens on the JBD Real Estate securing a loan or loans reflected on the books of JBD, JBD owns and will continue to own each parcel of the JBD Real Estate free and clear of all title defects or objections, mortgages, pledges, liens, claims, charges, security interests, conditional sales agreements, easements (other than utility easements) and other encumbrances of any nature whatsoever except for liens for current taxes which have not yet become due and such imperfections of title and non-monetary encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially hinder or detract from the use or value of the JBD Real Estate.

                  (e) JBD does not presently engage in any business activity or hold any assets, and Taylor shall cause JBD not to engage in any business activity or acquire any assets, other than in connection with the ownership and leasing of the JBD Real Estate in the ordinary course of business.

                  (f) Taylor shall cause JBD to maintain complete and accurate books and records in accordance with generally accepted accounting principles consistently applied.

                  (g) Neither the execution, performance or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with, or constitute a default under any other agreement to which JBD or Taylor is a party or by which either is bound.

                  (h) The JBD Shares have been and are duly authorized, validly issued, fully paid and nonassessable.

                  (i) Taylor shall  provide to the  Corporation,  within  twenty
         (20) days after the occurrence of a Triggering Event, a balance sheet with respect to JBD as of the date of the occurrence of the Triggering Event, and Taylor hereby covenants, represents and warrants that such balance sheet, when furnished, will have been prepared in accordance with generally accepted accounting principles consistently applied and will present fairly the financial condition of JBD as of the date thereof.

         Section 9. Survival of Representations, Warranties and Covenants. Each of the representations, warrants and covenants contained herein shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect indefinitely, regardless of any investigation made by or on behalf of any party hereto.

         Section 10. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by pre-paid same day or overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or addressed to such other address as may be given in writing by any party to the other):

         To the Corporation:              Personnel Management, Inc.
                                          1499 Windhorst Way, Suite 100
                                          Greenwood, Indiana  46143

         To Taylor:                       11123 Sloop Court
                                          Indianapolis, Indiana  46236

Notice that is mailed or sent by overnight courier shall be deemed to have been given (but not received) when deposited in the U.S. Mail or delivered to such overnight courier, as the case may be, as provided herein.

         Section 11. Restrictive Legend. Taylor shall cause an executed copy of this Agreement to be kept on file by JBD at its principal office located at 11123 Sloop Court, Indianapolis, Indiana 46236. As long as this Agreement is in effect, Taylor agrees that he shall cause any certificates evidencing ownership of JBD Shares, whether existing at the date of this Agreement or issued or reissued subsequent thereto, to bear a legend substantially in the following form:

          The sale, assignment, exchange, conveyance, transfer by gift or otherwise, encumbrance, pledge, distribution, appointment or other disposition of the shares of stock represented by this certificate is subject to the terms and restrictions contained in an Agreement and Right of First Refusal Regarding Purchase of Stock (the "Agreement") dated December 18, 1997, by and between Personnel Management, Inc. and Don R. Taylor. A copy of the Agreement, including any amendments thereto, is on file and available for inspection at the principal offices of JBD Real Estate, Inc. Any attempted transfer or other disposition of the shares represented hereby in violation of the Agreement will be void and of no effect whatsoever.

         Section 12. Modification and Waiver. This Agreement may be modified or amended only by an instrument in writing executed by the Corporation and Taylor. No waiver of any of the provisions hereof shall be effective as against the party purportedly making such waiver unless such waiver is evidenced by a writing signed by such party.

         Section 13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law.

         Section 14. Headings; Pronouns. The titles to Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section. All pronouns in this Agreement and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         Section 15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana, notwithstanding the fact that one or more of the parties hereto may become a resident or citizen of a different state.

         Section 16. Binding Effect. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective successors, assigns, heirs, beneficiaries, devisees and legal representatives. For purposes of this Agreement, a successor of the Corporation shall include, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Corporation whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Corporation" for purposes of this Agreement).

         IN WITNESS WHEREOF, the Corporation and Taylor have executed this Agreement as of the date and year first above written.

                                       PERSONNEL MANAGEMENT, INC.


                                        By /s/ Gary F. Hentschel
                                          Gary F. Hentschel
                                          President and Chief Operating Officer

ATTEST:


/s/ Robert R. Millard
Robert R. Millard
Vice President of Finance and
Administration, Chief Financial and
Accounting Officer, Treasurer and
Secretary

                                          /s/ Don R. Taylor
                                          Don R. Taylor